Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-196255 and 333-175073) and Form S-8 (Nos. 333-189240 and 333-129294) of Rexahn Pharmaceuticals, Inc., of our reports dated March 16, 2015, relating to the financial statements and the effectiveness of Rexahn Pharmaceuticals, Inc’s internal control over financial reporting, which appear in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania
March 16, 2015